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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-12339, 33-40562, 33-36706, 33-80075, 33-83036, 33-52184, 33-67808, 333-44233, 333-62897, 333-51510) pertaining to the 1988 Stock Option Plan and 1990 Employee Qualified Stock Purchase Plan, the 1988 Stock Option Plan, the 1988 Stock Option Plan and the 1990 Employee Qualified Stock Purchase Plan, the 1988 Stock Option Plan, and the 1997 Stock Plan and the 1990 Employee Qualified Stock Purchase Plan of Xilinx, Inc., and the 1996 Stock Option Plan, the 1996 Director Stock Option Plan, the 2000 Non-Qualified Stock Option Plan, and the 2000 Equity Incentive Stock Option Plan of RocketChips, Inc., and the Non-Qualified Stock Option Agreement for Paul M. Russo; and on Form S-3 (Nos. 333-00054 and 333-51514) of our reports dated May 25, 2005, with respect to the consolidated financial statements and schedule of Xilinx, Inc., management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Xilinx, Inc. included in this Annual Report (Form 10-K) for the year ended April 2, 2005.

                      /s/  ERNST & YOUNG LLP

San Jose, California
May 25, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM